EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock of beneficial interest, par value $.001 per share, of LMIC, Inc. and further agree that this Joint Filing Agreement (this “Agreement”) be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed an original and all of which together shall constitute one and the same instrument.

LINSANG PARTNERS, LLC

By:	/s/ KWOK LI
Name: Kwok Li Title: Managing Member

Date: July 31, 2003

LINSANG INTERNATIONAL LP

By:	Hyla Holdings, LLC Its General Partner

By:	/s/ FELICE LI
Name: Felice Li Title: Sole Member

Date: July 31, 2003

HYLA HOLDINGS, LLC

By:	/s/ FELICE LI
Name: Felice Li Title: Sole Member

Date: July 31, 2003

KWOK LI

By:	/s/ KWOK LI
Name: Kwok Li

Date: July 31, 2003

FELICE LI

	By:	/S/ FELICE LI
Date: July 31, 2003		Name: Felice Li

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